SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


     Date of Report (Date of Earliest Event Reported) -- November 15, 1999.
                                                         -----------------

                          AMERICAN ELECTROMEDICS CORP.
                          ---------------------------

             (Exact name of registrant as specified in its charter)


   Delaware                         0-9922                      04-2608713
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(State or other             (Commission File Number)           (IRS Employer
 jurisdiction of                                             Identification No.)
 Incorporation)


  13 Columbia Drive, Suite 5,  Amherst, New Hampshire                  03031
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     (Address of principal executive offices)                        (zip code)


Registrant's telephone number, including area code   -   (603) 880-6300
                                                         --------------

                                 Not Applicable
                                 --------------

          (Former Name or Former Address, if changed since last report)


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ITEM 5.  OTHER EVENTS.
---------------------

     American Electromedics Corp. (the "Company") recently consummated several agreements described below whereby it eliminated all outstanding shares of its Series A Convertible Preferred Stock (the "Series A Preferred Stock") and Series B Convertible Preferred Stock (the "Series B Preferred Stock").

     Effective November 15, 1999, the Company closed an agreement (the "Fukushima Agreement") with Jim Fukushima, a director and Vice Chairman of the Company, whereby Mr. Fukushima purchased 800,000 shares of the Company's Common Stock, par value $.10 per share (the "Common Stock"), a three-year warrant to purchase up to 300,000 additional shares of the Common Stock at an exercise price of $2.00 per share and a 5% ownership interest in Rosch GmbH Medizintechnik ("Rosch"), the Company's German subsidiary, through a sub-participation contract with Andy Rosch, the general manager of such subsidiary, in exchange for a payment of $2,000,000. The proceeds were used principally for the cash payments described in the following paragraphs. For further information on the Fukushima Agreement, see Exhibit 10.1 hereto.

     Effective November 17, 1999, pursuant to a Securities Exchange Agreement (the "Exchange Agreement") with the holder (the "Series A Holder") of the Company's outstanding 2,400 shares of Series A Preferred Stock, the Company made a cash payment of $840,000, issued 2,228,312 shares of Common Stock and issued a Promissory Note and Security Agreement (the "Secured Note") in the principal amount of $1,050,000 in exchange for (i) the conversion of 1,350 shares of Series A Preferred Stock and the accrued dividends on all outstanding Series A Preferred Stock, (ii) the redemption of 700 shares of Series A Preferred Stock and (iii) the exchange of 350 shares of Series A Preferred Stock for the Secured Note. The Secured Note is non-interest bearing, due in full on the earlier to occur of (i) five business days of the closing date of the initial public offering in Germany of Rosch or (ii) April 30, 2000, secured by certain intellectual property rights of the Company, and the principal amount may be reduced to $700,000 if the average closing bid price of the Company's Common Stock for the five trading days prior to maturity exceeds $3.00 per share. For further information on the Exchange Agreement and the Secured Note, see
Exhibits 10.2 and 10.3 hereto.

     Effective November 16, 1999, pursuant to an agreement (the "Preferred B Agreement") with the holders of the Company's outstanding 1,170 shares of Series B Preferred Stock, the Company redeemed all such shares, together with all accrued and unpaid dividends, penalties and redemption premiums, for the payment of $1,170,000 and the issuance of 369,000 shares of Common Stock. For further information on the Preferred B Agreement, see Exhibit 10.4 hereto.

     Also effective November 18, 1999, pursuant to an agreement (the "Concord Agreement") with Concord Effekten AG ("Concord"), the Company sold 1,333,333 shares of Common Stock to Concord for a purchase price of $1,000,000. For further information on the Concord Agreement, see Exhibits 10.5 and 99.2 hereto.

     As a result of the above transactions, as of November 22, 1999, the Company had no shares of its Preferred Stock outstanding and 14,561,600 shares of Common Stock outstanding.



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


ITEM 7.   FINANCIAL STATEMENTS AND EXHIBITS
          ---------------------------------

(c)  Exhibits.

10.1 Letter Agreement, dated October 21, 1999, between the Company and Jim Fukushima.

10.2 Securities Exchange Agreement, dated November 17, 1999, between Jubilee Investors LLC and the Company.

10.3 Promissory Note and Security Agreement, dated November 17, 1999, between the Company and Jubilee Investors LLC.

10.4 Agreement, dated as of November 1, 1999, among the Company, Sovereign Partners LP, Dominion Capital Fund LTD and Canadian Advantage L.P.

10.5 Letter Agreement, dated November 15, 1999, between the Company and Concord Effekten AG.

99.1 Press Release, dated November 30, 1999.

99.2 Press Release, dated December 2, 1999.


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


                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        American Electromedics Corp.
                                        ---------------------------
                                                 (Registrant)


                                        By: /s/ Michael T. Pieniazek
                                           -------------------------------------
                                                 Michael T. Pieniazek,
                                                 President

December 2, 1999


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


                                  EXHIBIT INDEX
                                  -------------

EXHIBIT
-------

10.1 Letter Agreement, dated October 21, 1999 between the Company and Jim Fukushima.

10.2 Securities Exchange Agreement, dated November 17, 1999, between Jubilee Investors LLC and the Company.

10.3 Promissory Note and Security Agreement, dated November 17, 1999, between the Company and Jubilee Investors LLC.

10.4 Agreement, dated as of November 1, 1999, among the Company, Sovereign Partners LP, Dominion Capital Fund LTD and Canadian Advantage L.P.

10.5 Letter Agreement, dated November 15, 1999, between the Company and Concord Effekten AG.

99.1      Press Release, dated November 30, 1999.

99.2      Press Release, dated December 2, 1999.


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